Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

January 27, 2011

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, Florida 33016

Re:	BankUnited, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering of the Company’s common stock, par value $0.01 per share (“Common Stock”), by the Company and the selling stockholders (the “Selling Stockholders”) named in Schedule I to the Underwriting Agreement (defined below) pursuant to a Registration Statement on Form S-1 (File No. 333-170203) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including Pre-Effective Amendments No. 1 through No. 5 thereto, and declared effective by the Commission on January 27, 2011 (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”). This opinion relates to 3,162,500 shares of Common Stock (the “Additional Shares”) to be sold by the Selling Stockholders in such initial public offering pursuant to the registration statement to which this opinion pertains (the “462(b) Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the 462(b) Registration Statement; (c) the form of underwriting agreement (the

BankUnited, Inc.

January 27, 2011

“Underwriting Agreement”) proposed to be entered into by and among Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), the Selling Stockholders and the Company filed as Exhibit 1.1 to the Registration Statement; (d) a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement; (e) the Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Charter”); (f) the By-Laws of the Company, as amended to date and currently in effect (the “By-Laws”); (g) the form of the Amended and Restated Certificate of Incorporation (the “New Charter”) of the Company, to be in effect in connection with the consummation of the initial public offering (the “IPO”) of Common Stock of the Company and filed as an exhibit to the Registration Statement; (h) the form of Amended and Restated By-Laws of the Company (the “New By-Laws), to be in effect in connection with the consummation of the IPO and filed as an exhibit to the Registration Statement; (i) certain resolutions of the Board of Directors of the Company relating to the reorganization transactions described in the Registration Statement pursuant to which the Additional Shares and other shares of Common Stock will be issued to the unitholders (including the Selling Stockholders) of BU Financial Holdings LLC, the sole stockholder of the Company, preceding the IPO, the adoption of the New Charter and the New By-Laws and related matters; and (j) certain resolutions of the sole stockholder of the Company relating to the New Charter.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

BankUnited, Inc.

January 27, 2011

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinions herein stated.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Additional Shares has been duly authorized and, when the reorganization transactions are consummated as contemplated by the Registration Statement, the Additional Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP